UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2021

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock, par value $0.01 per share	HTZ	Nasdaq Global Select Market
	Warrants to purchase Common Stock	HTZWW	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2021, Christopher Lahoud resigned from the Board of Directors of Hertz Global Holdings, Inc. (the “Company”), effective upon completion of the purchase of the shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Shares”) held by investment funds, accounts and other entities owned (in whole or in part), controlled, managed or advised by Apollo Capital Management, L.P. and its affiliates (collectively, “Apollo”) in the Offer (as defined below). Mr. Lahoud’s resignation did not result from any disagreement with the Company. Effective upon completion of the purchase of Apollo’s Series A Preferred Shares in the Offer, Apollo will no longer have the right to designate a member or an observer of the Company’s Board of Directors.

Item 7.01 Regulation FD Disclosure.

On December 22, 2021, the Company issued a press release announcing the final results of the Offer and related Consent Solicitation described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On November 23, 2021, the Company announced the commencement of a tender offer to purchase all of its issued and outstanding Series A Preferred Shares, at a price of $1,250.00 per Series A Preferred Share, to the holders in cash, less any applicable withholding taxes (the “Offer”) and a related consent solicitation (the “Consent Solicitation”) to amend the certificate of designation of the Series A Preferred Shares (the “Proposed Amendment”), which expired at midnight (at the end of the day), Eastern Time, on Tuesday, December 21, 2021. Based on the final tabulation by Computershare Trust Company, N.A., the depositary for the Offer and Consent Solicitation, all Series A Preferred Shares were tendered and not withdrawn in the Offer, and corresponding consents have been delivered in the Consent Solicitation. Pursuant to the terms of the Offer and Consent Solicitation, the Company has accepted for purchase all of the Series A Preferred Shares tendered in the Offer, for an aggregate purchase price of $1,875,000,000.  Based on the final results of the Consent Solicitation, the requisite consent of at least a majority of the outstanding Series A Preferred Shares required to approve the Proposed Amendment was obtained, although it will not be necessary to implement the Proposed Amendment in light of the fact that all Series A Preferred Shares were tendered in the Offer.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Title

99.1	Press Release, dated December 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION (each, a Registrant)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Date: December 22, 2021